SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934


Check the appropriate box:

X    Preliminary Information Statement

__   Confidential,  for  use  of the  Commission  only  (as  permitted  by  Rule
     14c-6(d)(2))

__   Definitive Information Statement

                             GS ENVIROSERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in Its Charter)

Payment of filing fee (check the appropriate box):

__   No fee required

X    Fee computed on table below per Exchange Act Rules 14c-6(g) and 0-11


(1) Title of each class of securities to which transaction applies: Common Stock, $0.001 par value

(2)  Aggregate number of securities to which transaction applies: 32,573,578

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $0.1535

(4)  Proposed maximum aggregate value of transaction: $5,000,000

(5)  Total fee paid: $1,000

__   Fee paid previously with preliminary materials.

__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, schedule or registration statement no.:
(3) Filing party:
(4) Date filed:

                             GS ENVIROSERVICES, INC.
                             14B Jan Sebastian Drive
                               Sandwich, MA 02563
                               Tel: (508) 888-5478

                               NOTICE OF ACTION BY
                         WRITTEN CONSENT OF SHAREHOLDERS

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY


To our Shareholders:


This Information Statement is furnished by the Board of Directors of GS EnviroServices, Inc., a Delaware corporation (the "Company"), to holders of record of the Company's common stock, $0.001 par value per share, at the close of business on April 28, 2008, in connection with the Asset and Stock Purchase Agreement (the "Purchase Agreement") by and among Triumvirate Environmental, Inc. ("Triumvirate") and the Company, Enviro Safe, Corp. (a/k/a Enviro-Safe Corporation ("Enviro-Safe") and Enviro-Safe Corporation (NE) ("Enviro-Safe
(NE)") and pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

The Company's Board of Directors has approved the Purchase Agreement and the transactions contemplated by the Purchase Agreement (the "Transaction"), and has recommended that the Company's shareholders approve the Purchase Agreement and the Transaction. The approval of the Purchase Agreement by the Company's shareholders required the affirmative vote or written consent of the holders of a majority of the voting power of the outstanding shares of the Company's common stock. We received the required shareholder approval on April 15, 2008, when James F. Green, who on that date owned or had had the right to vote 22,968,540 shares representing approximately 70.5% of the total voting power of the
outstanding   shares  of  the  Company's  common  stock,   delivered  a  written
shareholder consent approving the Purchase Agreement and the Transaction. Because no further shareholder action is required, the Company has not and will not be soliciting your approval of the Purchase Agreement and the Transactions, and does not intend to call a shareholders meeting for purposes of voting on the Transaction.

This Information Statement will serve as the notice required under Section 228 of the Delaware General Corporation Law.

Closing of the Transaction is subject to several conditions, including completion of satisfactory due diligence by Triumvirate, receipt of all regulatory approvals needed to transfer certain permits, receipt of certain third party consents and the satisfaction of certain liabilities by the Company. These conditions are discussed in greater detail in this Information Statement in the section titled "Description of the Transaction." In addition, the Transaction approved by the Company's shareholders will not become effective until at least 20 days after the initial mailing of this Information Statement to all shareholders.

                    THIS IS NOT A NOTICE OF A SPECIAL MEETING
               OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE
                  HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                                 By Order of the Board of Directors:

                                 James F. Green
                                 Chief Executive Officer

                  This information statement is dated April 28,
                       2008 and is first being sent to the
                     Company's shareholders on or about
                                 May 1, 2008.

                 PRELIMINARY SCHEDULE 14C INFORMATION STATEMENT

                             GS ENVIROSERVICES, INC.
                             14B Jan Sebastian Drive
                               Sandwich, MA 02563
                               Tel: (508) 888-5478

This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.001 par value, of GS EnviroServices, Inc., a Delaware corporation, which we refer to herein as "GSEN," "Company," "we," "our" or "us."

On April 28, 2008, the record date for determining the identity of shareholders who are entitled to receive this Information Statement, 32,573,578 shares of our common stock were issued and outstanding. The common stock constitutes the sole outstanding class of voting securities of the Company. Each share of common stock entitles the holder thereof to one vote on all matters submitted to shareholders.

General Information

Triumvirate Environmental, Inc. ("Triumvirate") is a full-service environmental management firm headquartered in eastern Massachusetts, serving the environmental and hazardous waste needs of clients throughout the northeast in the areas of life sciences, education, healthcare, industrial and utilities. Triumvirate's corporate headquarters is at 61 Inner Belt Road, Somerville, MA 02143. Triumvirate's telephone number is 1-800-966-9282.

The Company entered into the Purchase Agreement with Triumvirate on March 31, 2008. The Purchase Agreement provides that after satisfaction of certain specified conditions, the Company will sell substantially all of its assets to Triumvirate. Specifically, the assets to be sold are substantially all of the assets of Enviro-Safe and the capital stock of Enviro-Safe (NE). At the same time Triumvirate will assume responsibility for certain designated liabilities of Enviro-Safe, including its trade payables, its accrued expenses, and certain identified executory contracts.


The shareholder approval was granted by written consent, in lieu of a special meeting of the shareholders. The controlling shareholder has not consented to or considered any other corporate action. The shareholder's approval of the transactions contemplated by the Purchase Agreement was granted in each case subject to the filing of an Information Statement with the Securities and Exchange Commission and delivery of notice to the other shareholders of the Company.

Because a shareholder holding a majority of the voting power of our outstanding common stock at the record date has voted in favor of the sale, and has sufficient voting power to approve the transaction through his ownership of common stock, no other shareholder consents will be solicited in connection with this Information Statement. The actions contemplated herein will not be effected until at least 20 days after the mailing date of this Information Statement.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                           SUMMARY OF THE TRANSACTION

This Summary of the Transaction describes the most important terms of the Purchase Agreement. The complete text of the Purchase Agreement is available on the EDGAR Website maintained by the Securities and Exchange Commission, where it is filed as an exhibit to the Current Report on Form 8-K that was filed by the Company on April 4, 2008. In addition, a copy will be mailed to any shareholder who requests one by writing to the Company's Chief Financial Officer at the Company's executive offices.

Principal Terms of the Transaction and Purchase Agreement

     o The Company will sell substantially all of its assets to Triumvirate. Specifically, the assets to be sold are substantially all of the assets of Enviro-Safe and the capital stock of Enviro-Safe (NE). Enviro-Safe and Enviro-Safe(NE) are the Company's two operating subsidiaries, and are wholly-owned.

     o    Triumvirate  will  assume   responsibility   for  certain   designated
          liabilities of Enviro-Safe, including its trade payables, its accrued expenses, and certain identified executory contracts.

     o The purchase price for the assets will be $5,000,000, to be paid in cash on the closing date. In addition, approximately 120 days after the closing, Triumvirate will pay the Company an amount equal to the net working capital of Enviro-Safe and Enviro-Safe (NE) as of the closing date. The purchase price will be applied first to the following purposes: to satisfy the Company's liabilities to YA Global Investments, to fund the repurchase of stock from GreenShift Corporation by making payments to YA Global Investments on
          GreenShift's behalf, to satisfy the Company's liabilities to TD Banknorth and to the holders of its outstanding debentures (including a $200,000 debenture held by James F. Green, the Company's CEO and sole director), and to satisfy all tax liabilities. The Company will also pay $200,000 to YA Global Investments to redeem 2,000,000 shares and to secure its consent to an extension of the deadline for prepayment of the Company's obligations to YA Global Investments. The net amount of the purchase price will be paid to the Company directly.

Reduction in Outstanding Shares

     o In connection with the signing of the Purchase Agreement, James F. Green, the Company's President, agreed with the Company to rescind the transaction in February 2008 in which the Company sold 4,366,667 shares of its common stock to Mr. Green for $200,000. In addition, the satisfaction of the Company's debt to YA Global Investments will result in the cancellation of 10,633,333 shares of the Company's common stock, and the payment to YA Global Investments of an additional $200,000 will result in the cancellation of an additional 2,000,000 shares. The result of these transactions will be to reduce the number of outstanding shares to 15,573,578.

Anticipated Effect of the Transaction on the Company

     o Management estimates that the amount paid by Triumvirate to the Company (including the net working capital adjustment) will be approximately $1,500,000, after payment of the indebtedness, taxes and other obligations described above. Management also estimates that the Company will have approximately $150,000 in liabilities remaining after the closing, which may increase or decrease depending on the results of operations prior to the closing date.

     o Management intends to declare a dividend to the shareholders from the proceeds of the sale. No assurance can be given, however, as to the amount or timing of the dividend.

     o Management intends to retain approximately $250,000 from the sale proceeds to pay tax liabilities relating to the sale and to serve as working capital while management develops and implements a new business plan for the Company. At this time, the nature of the new business has not been determined.

Reasons for the Transaction

     o The net proceeds of the sale are estimated to be approximately $.09 per share of GSEN common stock remaining after the Transaction (including the redemption of certain shares). The current market price of GSEN common stock is less than $.05 per share, and the closing price has exceeded $.09 on only three trading days in 2008 (although it traded as high as $.16 during the 4th quarter of 2007). The Company presently anticipates that the net available proceeds of the sale to Triumvirate will enable the Company to pay its shareholders a dividend that would exceeds the current market value of the Company's shares.

     o The Company has been unable to secure the financing necessary to expand its current operations. Potential sources of financing have been deterred by the large amount of convertible debt that the Company has issued to YA Global Investments and others. The proceeds from the sale to Triumvirate will be used, in part, to eliminate all of that convertible debt.

     o Following the closing of the Purchase Agreement, we expect to remain a public company, listed on the OTC Bulletin Board, with working capital and with debt currently estimated to be only $150,000. This situation will enable the Company to initiate new business operations without the burden of debt from past operations.

Approval of the Transaction and the Purchase Agreement by the Board and Shareholders

     o James F. Green, who is the sole member of the Board of Directors, approved the Purchase Agreement and the Transaction in that capacity. Mr. Green did not receive a fairness opinion in connection with the Transaction. Instead he evaluated the Transaction in light of the financial condition of the Company, its operating history, and the specific factors identified above as "Reasons for the Transaction."

     o Delaware law requires that the Transaction be approved by shareholders owning at least a majority of the outstanding shares of the Company's voting stock. Mr. Green owns, or has proxies to vote, shares representing a majority of the outstanding common stock. Mr. Green approved the Purchase Agreement and the Transaction in that capacity as well.

Interest of Management in the Transaction

     o Included among the Company liabilities that will be satisfied from the proceeds of the sale are a $200,000 convertible debenture held by James F. Green, our sole director and CEO, and a $100,000 convertible debenture held by Doris Christiani, our CFO. Another $200,000 in debentures that will be redeemed are held by officers of our subsidiaries. The terms of the debentures require that the Company pay a 20% premium upon redemption of the debentures.

     o At the time of the closing, Triumvirate will enter into a four year employment and non-competition agreement with James F. Green. The agreement will provide for payment of $200,000 per year for part-time services as an advisor to the Chief Executive Officer of Triumvirate. Mr. Green is required to make himself available as needed by the Triumvirate CEO.

Appraisal Rights
   o Holders of the Company's common stock are not entitled to any appraisal rights with respect to this transaction.


                         DESCRIPTION OF THE TRANSACTION

Terms of the Sale

Purchase Price

In accordance with the terms of the Purchase Agreement, Triumvirate will acquire substantially all of the assets of Environ-Safe and the capital stock of Enviro-Safe (NE) for a maximum aggregate purchase price of $5,000,000 payable in cash on the closing date. In addition, approximately 120 days after the closing, Triumvirate will pay to the Company an amount equal to the net working capital of Enviro-Safe and Enviro-Safe (NE) as of the closing date, less the amount of any claims or adjustments, as provided for in the Purchase Agreement. It is a condition to closing of the Transactions that the net working capital be no less than $500,000.

Closing Date

The closing will occur after all conditions stated in the Purchase Agreement have been satisfied or waived. The conditions include:

     - Satisfactory review of disclosure schedules and completion of due diligence by Triumvirate.

     - That YA Global Investments grants an extension of the May 10, 2008 deadline set forth in its letter agreement with the Company, which provides that if the Company redeems 6,266,667 of its outstanding shares by payment of $1,000,000 to YA Global Investments on or before May 10, 2008 and repays in full the debenture held by YA Global Investments by such date, then the Company's $1.5 million limited guaranty of certain third party indebtedness to YA Global Investments will be cancelled without further payment. The Company has obtained such an extension on the condition that the Company pay $200,000 to YA Global Investments to repurchase 2,000,000 shares of GSEN common stock.

     - That the net working capital of Enviro-Safe and Enviro-Safe (NE) as of the closing date shall be no less than $500,000.

     - That James F. Green, Chairman of the Company, enter into a four-year employment and non-competition agreement with Triumvirate providing for annual compensation of $200,000.


Representations and Warranties

The Purchase Agreement contains a number of representations and warranties made by the Company, Enviro-Safe and Enviro-Safe (NE), including representations and warranties regarding:

     -    Due organization, good standing and corporate power and authority;
     -    Capitalization of Enviro-Safe (NE);
     - Corporate power and authority to enter into the Purchase Agreement and lack of conflicts with corporate governance documents, contracts or laws;
     -    Timely  and  complete   filings  with  the   Securities  and  Exchange
          Commission, as required;
     -    Ownership of equity interest in Enviro-Safe (NE);
     -    Ownership interest of assets in Enviro-Safe;
     -    Compliance with laws, including environmental regulations; and
     -    Status of all permits necessary for the Company's operations.

All representations and warranties made by the Company, Enviro-Safe and Enviro-Safe (NE) are required to remain true and correct on the closing date, and shall survive until the one year anniversary of the closing date, except that the representations and warranties regarding the equity interest and assets to be purchase by Triumvirate, the authority of the Company, Enviro-Safe and Enviro-Safe (NE) to enter into the transaction, and the payment of taxes will survive the closing date until 30 days after the expiration of the applicable statute of limitations.

Covenants

Until the closing date, the Company, Enviro-Safe and Enviro-Safe (NE) shall operate each business as a going concern consistent with prior practice and in the ordinary course of business. Unless agreed in writing by Triumvirate, each of the Company, Enviro-Safe and Enviro-Safe (NE) has agreed to not engage in certain business activities including:

     -    entering into or amending employment agreements;
     - purchasing real estate, assets or any interest therein other than in the ordinary course of business;
     -    merging or consolidating with any person or entity;
     - purchasing substantially all of the assets, or acquiring securities of any person or entity;
     - selling, leasing or transferring any of its assets in excess of $50,000 unless in the ordinary course of business;
     -    incurring any long term debt;
     -    granting security interest in any of its assets;
     -    changing its accounting practices and procedures;
     -    transferring   any  assets  to  the   Company,   its   affiliates   or
          subsidiaries;
     - agreeing to material changes or altering the terms and conditions of any Necessary Permits (as defined in the Purchase Agreement);
     -    transferring customer accounts to third party; or
     - abandoning any business which will result in an material adverse effect.

Following the closing date, the Company has agreed to pay, perform and fully discharge all of the Retained Liabilities (as defined in the Purchase Agreement) as they come due.

For a period of three years following the closing date, the Company and Enviro-Safe agree (i) not to solicit any of the officers, directors, executives or employees of either Enviro-Safe or Enviro-Safe (NE) for employment, (ii) not to solicit the customers of Enviro-Safe (NE) or interfere with the business relationship between Triumvirate and Enviro-Safe (NE) and (iii) not to engage in any business which is competitive with Triumvirate and its affiliates in New York or New England. Enviro-Safe also agreed to change its name to a name which does not contain "Enviro-Safe."

The Company and Enviro-Safe will be responsible for any notice required under or liability associated with the Worker Adjustment and Retraining Notification Act (29 U.S.C. ss.ss.2101-2109), COBRA group health plan continuation coverage (29 U.S.C. ss.ss. 601-608 and 26 U.S.C. ss.4980B) and any applicable state or local plant closing, mass layoff, relocation, or severance, or continuation coverage laws associated with the employees of the Company which takes place or arises on or before the Closing Date.

The Company agreed to file all federal and state income and excise tax returns due for the Company, Enviro-Safe and Enviro-Safe (NE) for the calendar year ended December 31, 2007, and pay all taxes shown as due thereon, not later than April 30, 2008, as well as to satisfy all subsequent tax obligations.

Termination

The Purchase Agreement may be terminated prior to the closing date by mutual consent of all parties to the agreement or by court order. In addition either the Company or Triumvirate may terminate the Purchase Agreement if the other party (i) does not fulfill the conditions to closing set forth in the Purchase Agreement, (ii) is in default or breach of the Purchase Agreement and the default or breach is not cured within ten days after notice or (iii) provided any representation and warranty which is false or misleading. Either party may also terminate the Agreement if the closing does not occur by July 31, 2008.

If the Purchase Agreement is terminated, all further obligations of the parties shall terminate; provided, however, that the breaching party shall not be relieved of any obligation or liability arising from any inaccuracy in, or prior breach by such party of, any representation, warranty, covenant or other provision of the Purchase Agreement.

Indemnification

The Company and Enviro-Safe have agreed to hold Triumvirate harmless from all liabilities resulting from (i) any misrepresentation or breach of a representation or warranty by the Company, Enviro-Safe and Enviro-Safe (NE),
(ii) any breach or  nonfulfillment  by the Company,  Enviro-Safe and Enviro-Safe
(NE) of any of their agreements or covenants set forth in the Purchase Agreement or in any related documents to which any of them is a party; (iii) any pending legal proceeding to which the Company, Enviro-Safe or Enviro-Safe (NE) is a party; (iv) any of the Retained Assets or Retained Liabilities (as defined in the Purchase Agreement); (v) fraud or intentional misrepresentation on the part of the Company, Enviro-Safe or Enviro-Safe (NE) (vi) any failure of the Company, Enviro-Safe or Enviro-Safe (NE) to have complied with any applicable bulk sales law, state tax law, tax lien waiver or similar statutes or regulations in connection with the Purchase Agreement or the transactions contemplated therein;
(vii) any liabilities or obligations of the Company; (viii) any federal or state fraudulent transfer statutes; or (ix) any liabilities of Enviro-Safe (NE) for Inter-Company Accounts (as defined in the Purchase Agreement) or any other liabilities not reflected on the Closing Balance Sheet of Enviro-Safe (NE) (as defined in the Purchase Agreement); and (x) any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims arising out of any of the foregoing.

Material Tax Consequences

The tax consequences to the Company as a result of the Transaction are not expected to be material. There will be no tax consequences to the Company's shareholders as a direct result of the Transaction. The dividend that the Company intends to pay to its shareholders after the closing will, however, be taxable to the shareholders to the extent of the Company's accumulated earnings and profits or its earnings and profits for the current year.

Investment Banking Fees

The Company is not obligated to pay any fees for investment banking services in connection with this transaction.

                   PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

In the past two years, there have been no material transactions contemplated or consummated between the Company or any affiliate of the Company and Triumvirate, other than the Transaction described herein.

                   DESCRIPTION OF THE BUSINESS OF THE COMPANY

GS   EnviroServices   Inc.  owns  the  following  two  operating   subsidiaries:
Enviro-Safe and Enviro-Safe (NE) (f/k/a Jones Environmental Services (NE), Inc.), hereinafter referred to collectively as "Enviro-Safe." These companies are environmental management companies providing a variety of services to a broad client base in both the private and public sectors. We conduct business throughout the northeastern region of the United States through two major divisions - Transportation and Disposal Services and Field Services. Services provided by each division include:

     o    Transportation  and Disposal Services - transportation,  distribution,
          recycling  and  disposal   services  specific  to  the  materials  and
          processes of our clients, for a wide range of industrial wastes.

     o Field Services - remedial, industrial cleaning and other related services for our clients at their sites and facilities.

As of December 31, 2007 we operated out of six service centers: our Treatment, Storage, and Disposal Facility (TSDF) in Lowell, Massachusetts; management of a recycling permit for the recycling of on-specification of oil and water in Raynham, Massachusetts, our field service operation centers in Sandwich, Massachusetts, Smithfield, Rhode Island and Plainville, Connecticut; our engineering and consulting center in Milford, Massachusetts; and our technical services center also located in Plainville, Connecticut.

Enviro-Safe is one of the leading providers of safe, environmentally sound hazardous waste management services in New England. Quality field personnel and flexible service are the reasons for the growth of Enviro-Safe. We now deliver the following full range of services:

     o FACILITIES. We operate a facility where we collect, temporarily store and transport the waste to final recycling, treatment or disposal destinations. This facility is one of only ten similar RCRA Part B permitted facilities located in New England. A RCRA Part B permit is required for any facility which accepts hazardous waste for treatment storage or disposal and is commonly referred to as treatment storage and disposal facility (TSDF). All RCRA TSDF's are required to comply with stringent regulations to ensure protection of health, safety, and the environment. The material collected at the TSDF is disposed of at third party incineration, landfill or wastewater treatment facilities. Waste types processed or transferred in drums or bulk quantities include:

          o    Flammables, combustibles and other organics;
          o    Acids and caustics;
          o    Cyanides and sulfides;
          o    Items   containing   PCBs,  such  as  utility   transformers  and
               electrical light ballasts;
          o    Solids and sludge;
          o    Other regulated wastes; and
          o    Non-hazardous industrial waste.

     o ENERGY MANAGEMENT SERVICES. Enviro-Safe recently signed a management agreement with Olson's Greenhouses, Inc. located in Raynham, MA. Olson's operates 225,000 square feet of greenhouses, 60 (sixty) acres of outdoor production and has a Class A Recycling Permit for the recycling of one million gallons per year of on-specification of oil and water. Enviro-Safe has a ground lease at the Raynham location where it has located equipment used to process the oily wastes. Oil and Oil/water is shipped to the Raynham location for processing. The recycled oil is then sold to Olson's Greenhouses where it is used to heat the Greenhouses.

     o LAB PACK SERVICES. Enviro-Safe provides all the resources necessary to safely package, remove and dispose of aged chemical inventories, expired, surplus or waste chemicals, reactives, and laboratory waste. Enviro-Safe personnel identify and classify different wastes and prepare a custom waste management program to meet the needs of its clients. Enviro-Safe's highly qualified and degreed chemists will process all waste according to DOT, EPA, and disposal facility requirements. Acceptable waste is shipped to our Part-B permitted TSDF facility in Lowell, MA. After processing, the waste is transported for final disposal and/or treatment to an Enviro-Safe approved hazardous waste facility.

     o HOUSEHOLD HAZARDOUS WASTE. Enviro-Safe is one of New England's largest organizations committed to effective management of household hazardous wastes. Enviro-Safe performed over 150 collection programs over the past four years and currently operates three permanent collection centers in New England. Enviro-Safe's program emphasizes working with communities to design a program that will meet individual needs. Our project managers visit each site to ensure that the site is set up in the safest and most efficient design possible. Traffic flow patterns are developed to decrease waiting time for participants. Enviro-Safe's program focuses on providing cost effective, safe and efficient collection programs. Waste is consolidated to reduce the number of drums for disposal.

     o REMEDIATION SERVICES. Enviro-Safe Field Services offers comprehensive environmental contracting services to a wide variety of clients within the commercial, industrial, engineering and municipal markets. Our key senior staff is able to provide accurate and reliable information to our clients from the design phase of a project through completion. Enviro-Safe's expertise in Field Services enables us to formulate cost-effective solutions for our clients while completing projects safely and compliantly. Our services include:

          o    Remediation Construction;
          o    PCB Management & Disposal;
          o    Petroleum Equipment Construction; and
          o    Environmental Construction.
          o    Emergency response;
          o    Tank cleaning and removal; and
          o    Vacuum truck services.

     o ENGINEERING AND CONSULTING SERVICES. Enviro-Safe provides a range of engineering and consulting services in compliance with federal and state waste site cleanup laws and regulations. Our licensed, experienced engineers and technicians provide a variety of services to our clients including:

          o    Site Assessment;
          o    Soil and Groundwater Remediation ;
          o    LSP Services;
          o    Phase I and II Site Assessments;
          o    Environmental remediation; and
          o    Asbestos abatement.


                         FINANCIAL AND OTHER INFORMATION

Our audited financial statements for the year ended December 31, 2007 are included in this Information Statement as Appendix A. A pro forma balance sheet, included as Appendix B to this Information Statement, shows the effect that the transaction (and resulting satisfaction of the Company's debts and redemption of shares) would have had on the Company's balance sheet on December 31, 2007 if the closing and debt payments had occurred on that date.

                           MARKET FOR THE COMMON STOCK

Our Common Stock trades on the OTC Bulletin Board" under the symbol "GSEN." The following table sets forth, for the periods indicated, the range of high and low closing bid prices for our Common Stock as reported by the National Association of Securities Dealers composite. The reported bid quotations reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.


---------------------------------------- -------------------------------------- ----------------------
Period                                                  High                                   Low
---------------------------------------- -------------------------------------- ----------------------
2008 Second Quarter (to April 28, 2008)                 0.06                                  0.04
2008 First Quarter                                      0.10                                  0.05

2007 Fourth Quarter                                     0.16                                  0.05
2007 Third Quarter                                      0.18                                  0.07
2007 Second Quarter                                     0.30                                  0.08
2007 First Quarter                                      0.45                                  0.10

2006 Fourth Quarter                                     0.75                                  0.05
2006 Third Quarter                                      0.70                                  0.10
2006 Second Quarter                                     0.79                                  0.22
2006 First Quarter                                      1.00                                  0.25

Number of Holders of Record as of April 17, 2008: 96

The number of holders does not give effect to beneficial ownership of shares held in the street name of stock brokerage houses or clearing agents and does not necessarily reflect the actual ownership of the shares.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock owned by each person who, as of the Record Date, owned beneficially more than 5% of the outstanding common stock, as well as the ownership of such shares by the sole member of GS EnviroServices' Board of Directors and the shares beneficially owned by its officers and directors as a group.

Name and Address                    Amount and Nature of         Percentage
of Beneficial Owner               Beneficial Ownership(1)          of Class
-------------------               -----------------------         ---------
James F. Green                         22,968,540(2)(3)             70.5%
14B Jan Sebastian Drive
Sandwich, MA 02563

All officers and directors as          23,968,540(2)(3)             73.6%
a group (2 persons)

GreenShift Corporation                 10,633,333(2)                32.6%
One Penn Plaza, Suite 1612
New York, NY 10119

YA Global Investments, LP               2,000,000((4))               6.1%
101 Hudson Street, Suite 3700
Jersey City, NJ 07303
------------------------------

(1)  Ownership is of record and beneficial unless otherwise noted.
(2) Includes 10,633,333 shares owned of record by GreenShift Corporation. GreenShift Corporation has given a proxy to the Board of Directors of GS EnviroServices, Inc. to vote the shares in GreenShift's name at any meeting of shareholders or by written consent. James F. Green is the sole member of the Board of Directors of GS EnviroServices, Inc. Upon the closing of the Transaction, these shares will be delivered to the Company for cancellation.
(3) Includes 4,366,667 shares that Mr. Green purchased from the Company in February 2008 for $200,000. The transaction will be rescinded prior to the Closing, and the shares will be cancelled.
(4) YA Global Investments, LP has entered into an agreement with the Company, pursuant to which YA Global Investments will surrender its shares to the Company for cancellation upon payment of $200,000 at the closing of the Transactions.

                        NO DISSENTER'S RIGHT OF APPRAISAL

The shareholders of the Company do not have right to dissent or seek appraisal of their shares of common stock in conjunction with the matters discussed in this information statement.

                             ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, information statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the Securities and Exchange Commission's public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. Please call the Securities and Exchange Commission at 1-(800) SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov at which reports, proxy and information statements and other information regarding the Company are available. The Securities and Exchange Commission allows us to "incorporate by reference" information into this information statement, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference into this information statement is deemed to be part of this document, except for any information superseded by information contained directly in this document or contained in another document filed in the future which itself is incorporated into this information statement. This document incorporates by reference the documents listed below that we have previously filed with the Securities and Exchange Commission (Exchange Act filing number 000-33513):

     * The Company's Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 14, 2008;

     * The Company's Current Reports on Form 8-K and Form 8-K/A filed with the Securities and Exchange Commission on February 1, 2008, February 11, 2008, March 11, 2008 and April 4, 2008.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed Information Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

You can obtain any of the documents incorporated by reference through us or the Securities and Exchange Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Information Statement.

Stockholders   may  obtain   documents   incorporated  by  reference  into  this
Information Statement, free of charge, by requesting them in writing from the Company's Chief Financial Officer at this address:

                             GS EnviroServices, Inc.
                             14B Jan Sebastian Drive
                               Sandwich, MA 02563

We are the source of all information contained in or incorporated by reference into this Information Statement with respect to the Company. You should rely only on the information contained in or incorporated by reference into this Information Statement. We have not authorized any person to provide you with any information that is different from what is contained in this Information Statement. This Information Statement is dated April 28, 2008. You should not assume that the information contained in this Information Statement is accurate as of any date other than such date, and the mailing to you of this Information Statement will not create any implication to the contrary.

                                        GS ENVIROSERVICES, INC.

Dated: April 28, 2008                   James F. Green, CEO and President

                             GS ENVIROSERVICES, INC.
                             14B Jan Sebastian Drive
                               Sandwich, MA 02563
                               Tel: (508) 888-5478

                               NOTICE OF ACTION BY
                         WRITTEN CONSENT OF SHAREHOLDERS





                                   APPENDIX A:

             Audited Financial Statements of GS EnviroServices, Inc.
                                     for the
                          Year ended December 31, 2007

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and
Stockholders of GS EnviroServices, Inc.


We have audited the accompanying balance sheet of GS EnviroServices, Inc. as of December 31, 2007, and the related statements of income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2007. GS EnviroServices, Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GS EnviroServices, Inc. as of December 31, 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

                                       /s/Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
March 10, 2008

                    GS ENVIROSERVICES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2007

ASSETS:                                                              12/31/07
                                                                   ------------
Current assets:
   Cash .........................................................   $   241,572
   Accounts receivable, net .....................................     2,556,696
   Loan due from affiliate ......................................       351,480
   Deferred taxes ...............................................        79,647
   Prepaid expenses and other current assets ....................        59,432
                                                                    -----------
       Total current assets .....................................     3,288,827

Property and equipment, net .....................................     1,443,292

Other Assets:
   Deposits .....................................................       119,156
   Permits, net .................................................       167,410
   Other Assets .................................................        97,222
   Deferred taxes ...............................................        11,256
   Goodwill, net ................................................     4,431,319
                                                                    -----------
       Total other assets .......................................     4,826,363
                                                                    -----------

TOTAL ASSETS ....................................................   $ 9,558,482
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
   Accounts payable .............................................   $ 1,831,988
   Accrued expenses .............................................       387,510
   Accrued stock based compensation .............................       286,000
   Income tax payable ...........................................        69,788
   Line of credit ...............................................       747,341
   Current maturities of long-term debt .........................       179,936
                                                                    -----------
       Total current liabilities ................................     3,502,563
                                                                    -----------

Long Term Debt, net of current
   Long-term debt, net of current maturities ....................       306,003
                                                                    -----------
       Total long term liabilities ..............................       306,003
                                                                    -----------

       Total liabilities: .......................................     3,808,566
                                                                    -----------

Stockholders' equity:
   Common stock, $.001 par value, 100,000,000 shares authorized
   26,185,000 shares issued and outstanding .....................        26,185
   Additional paid-in capital ...................................     6,631,611
   Retained deficit .............................................      (918,061)
   Accumulated other comprehensive income .......................        10,181
                                                                    -----------
       Total stockholders' equity ...............................     5,749,916
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ......................   $ 9,558,482
                                                                    ===========

            The notes to the Consolidated Financial Statements are an
                       integral part of these statements.


                    GS ENVIROSERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

                                                    12/31/07                 12/31/06
                                                -------------------------------------
Revenues

Revenue .....................................   $ 15,253,645             $ 13,919,838
Revenue with affiliates .....................         32,419                     --
                                                ------------             ------------
 Total Revenues .............................     15,286,064               13,919,838
                                                ------------             ------------

Cost of revenues ............................     10,962,181               10,265,914
                                                ------------             ------------
     Gross profit ...........................      4,323,883                3,653,924
                                                ------------             ------------

Operating Expenses:
 Selling Expenses ...........................      1,319,714                1,136,593
 Stock based compensation ...................        377,208                  150,000
     General and administrative .............      2,490,663                2,603,143
                                                ------------             ------------
 Total  operating Expenses ..................     4,187,585                3,889,736
                                                ------------             ------------
Operating income (loss) .....................        136,298                 (235,812)
                                                ------------             ------------

Other income (expense)
Other income and expense ....................           --                      2,774
     Interest income - affiliate ............          1,480                     --
Interest expense - affiliate ................        (30,612)                 (23,690)
Gain/loss on equipment disposal .............         20,245                  (30,688)
Amortization of debt discount ...............           --                   (101,423)
Change in value of derivative instruments ...           --                    101,423
Interest expense - line of credit ...........        (21,661)                    --
     Interest Expense .......................        (45,847)                 (42,028)
                                                ------------             ------------
    Total other income (expense), net .......        (76,395)                 (93,632)
                                                ------------             ------------
Income/loss before provision for income taxes         59,903                 (329,444)
Provision for (benefit from) income tax, net          (4,940)                 136,743
                                                ------------             ------------
Net income/loss .............................   $     64,843             $   (466,187)
                                                ============             ============
Earnings (loss) per share
   Basic ....................................   $       --               $      (0.08)
Diluted .....................................   $       --               $       --

Weighted average shares outstanding
  Basic .....................................     21,195,959                6,185,000
   Diluted ..................................     22,971,586                     --

            The notes to the Consolidated Financial Statements are an
                       integral part of these statements.



                    GS ENVIROSERVICES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
                                     Common Stock     Common    Additional  Deferred   Accumulated  Accumulated
                                       Shares         Stock      Paid-in   Stock Based   Earnings/     Other           Total Amount
                                                      Amount     Capital   Compensation   Deficit   ComprehensiveIncome
                                     --------------------------------------------------------------------------------------------
Balance January 1, 2005               100,000,000   $  100,000  $ 632,532   $(150,000)  $(1,094,748) $        --        $(512,216)
                                      -----------   ----------  ---------   ----------  -----------   ----------        ----------

   Reverse Split                      (99,000,000)    (99,000)     99,000           --          --            --               --

   Stock based consultant fee                  --          --          --      150,000          --            --          150,000

   Issuance for consulting services     2,185,000       2,185     260,015           --          --            --          262,200

   Issuance of shares in lieu of
   Management fee                       3,000,000       3,000     297,000           --          --            --          300,000

   Net loss                                    --          --          --           --     (755,202)          --         (755,202)
                                      -----------   ----------  ---------   ----------  ------------------------        ---------
Balance December 31, 2006               6,185,000   $   6,185  $1,288,547   $       --  $(1,849,950) $        --        $(555,218)
                                      ===========   ==========  ==========  ==========  ============  ==========        ==========

   Effect of reverse merger of         19,000,000      19,000   3,991,303           --      867,046           --        4,877,349
   under common control

   Stock options                               --          --      91,208           --           --           --           91,208

   Contribution of capital (GSCT)              --          --     585,156           --           --           --          585,156

   Contribution of capital (GSHF)              --          --     576,397           --           --           --          576,397

   Stock based consultant fee           1,000,000       1,000      99,000           --           --           --          100,000

   Accumulated other comprehensive income      --          --          --           --           --       10,181           10,181

   Net earnings                                --          --          --           --       64,843           --           64,843
                                      -----------   ----------  ---------   ----------   ----------    ----------       ---------
   Balance December 31, 2007           26,185,000   $   26,185  $6,631,611   $      --    $(918,061)  $   10,181       $5,749,916
                                      ===========   ==========  ==========  ==========   ==========   ===========      ==========




            The notes to the Consolidated Financial Statements are an
                       integral part of these statements.


                    GS ENVIROSERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

                                                                 12/31/07        12/31/06
                                                             ----------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) ........................................   $    64,843    $  (466,187)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:

   Depreciation and amortization .........................       284,268        233,347
   Change in allowance for doubtful accounts .............       (16,205)       (10,935)
   Unrealized gain on investment .........................        10,181           --
   Deferred taxes ........................................       (73,365)       (17,538)
   Stock based compensation ..............................       377,208        150,000
   Stock issued for services - consulting ................          --          262,200
   Change in fair value of derivative instruments ........          --         (101,423)
   Gain (loss) on equipment disposal .....................       (20,245)        30,688

Changes in assets and liabilities
   Accounts receivable ...................................      (370,141)        16,967
   Accounts payable ......................................       259,164       (228,135)
   Accrued expenses ......................................      (150,941)          (930)
   Prepaid expenses ......................................           987        111,965
   Income tax payable ....................................        49,400          9,875
   Deposits ..............................................       (14,859)           202
                                                             -----------    -----------
       Net cash provided by (used in) operating activities       400,295         (9,904)
                                                             -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES

   Cash paid for acquisition .............................      (447,843)          --
   Note receivable affiliate .............................      (350,000)          --
   Proceeds from sale of fixed assets ....................          --           28,000
   Purchase of property, plant and equipment .............      (213,908)       (47,123)
                                                             -----------    -----------
       Net cash used in investing activities .............    (1,011,751)       (19,123)
                                                             -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from line of credit ..........................       947,341           --
   Repayments Line of Credit .............................      (200,000)          --
   Repayment of long-term debt ...........................      (159,620)      (151,524)
   Payment of term financing .............................          --         (100,000)
   Loan due to affiliate .................................          --          182,476
                                                             -----------    -----------
       Net cash provided by (used in) financing activities       587,721        (69,048)
                                                             -----------    -----------

Decrease in cash .........................................       (23,735)       (98,075)

Cash at beginning of period ..............................       265,307        363,382
                                                             -----------    -----------

Cash at end of period ....................................   $   241,572    $   265,307
                                                             ===========    ===========




            The notes to the Consolidated Financial Statements are an
                       integral part of these statements.

                    GS ENVIROSERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1         DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

GS EnviroServices Inc. (f/k/a TDS (Telemedicine), Inc.) owns the following two operating subsidiaries: Enviro-Safe Corporation and Enviro-Safe Corporation (NE) (f/k/a Jones Environmental Services (NE) Inc.) hereinafter known as Enviro-Safe or the "Company". These companies are environmental management companies providing a variety of services to a broad client base in both the private and public sectors. We conduct business throughout the northeastern region of the United States and our services include:

     o Environmental Services - transportation, distribution, recycling and disposal services specific to the materials and processes of our clients for a wide range of industrial wastes.

     o Field Services - remedial, industrial cleaning and other related services for our clients at their sites and facilities.

As of December 31, 2007 we operated out of six service centers: our treatment, storage, and disposal facility (TSDF) in Lowell, Massachusetts; management of a recycling permit for the recycling of on-specification of oil and water in Raynham, Massachusetts, our field service operation centers in Sandwich, Massachusetts, Smithfield, Rhode Island and Plainville, Connecticut; our engineering and consulting center in Milford, Massachusetts; and our technical services center also located in Plainville, Connecticut.

2         CRITICAL ACCOUNTING POLICIES AND ESTIMATES

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of GS EnviroServices' operating subsidiaries of Enviro-Safe Corporation and Enviro-Safe Corporation (NE). All significant accounts and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable, and collection is reasonably assured.

The Company provides environmental services that involve transportation and disposal of industrial waste. Revenues for the transportation and disposal of waste using the Company as the transporter that is disposed of at a third party location are recognized when the waste is delivered to the third party for processing and disposal. Revenues for the transportation and disposal of industrial waste using a third party transporter that is disposed of at the third party location are recognized when the waste is delivered to the third party location for processing and disposal. Revenues for the transportation and disposal of industrial waste that is disposed of at the Company's facility is recognized when the Company has received the waste at its facility due to the fact that the customer has no additional recourse and no additional services are provided to the customer after the waste is received.

The Company provides environmental services that involves the recycling of oily wastes. Revenues for disposal of the waste is recognized when the waste is received at the location for processing. Revenues for the disposal oily waste is recognized when the Company has received the waste due to the fact that the customer has no additional recourse and no additional services are provided to the customer after the waste is received. Once the oily waste is recycled, revenue is recognized from the sale of the recycled oil at the time of delivery.

The Company also provides environmental services and process engineering services on fixed priced contracts. These services are generally provided over a short period of less than three months. Revenue from fixed priced contracts is recognized on a pro rata basis over the life of the contract as they are generally performed evenly over the contract period.

PROPERTY AND EQUIPMENT

Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the life of the lease or their useful lives. Gains and losses on depreciable assets retired or sold are recognized in the consolidated income statement in the year of disposal, and repair and maintenance expenditures are expensed as incurred. Property, plant and equipment are stated at cost.
Expenditures for major renewals and improvements which extend the life or usefulness of the asset are capitalized.

GOODWILL AND INTANGIBLE ASSETS

The Company accounts for its goodwill and intangible assets pursuant to SFAS No. 142, Goodwill and Other Intangible Assets. Under SFAS 142, intangibles with definite lives continue to be amortized on a straight-line basis over the lesser of their estimated useful lives or contractual terms. Goodwill and intangibles with indefinite lives are evaluated at least annually for impairment by comparing the asset's estimated fair value with its carrying value, based on cash flow methodology.

Intangibles with definite lives consist primarily of permits which have useful lives and are subject to impairment testing in the event of certain indicators. Impairment in the carrying value of an asset is recognized whenever anticipated future cash flows (undiscounted) from an asset are estimated to be less than its carrying value. The amount of the impairment recognized is the difference between the carrying value of the asset and its fair value.

LONG-LIVED ASSETS

The Company assesses the valuation of components of its property and equipment and other long-lived assets whenever events or circumstances dictate that the carrying value might not be recoverable. The Company bases its evaluation on indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such factors indicate that the carrying amount of an asset or asset group may not be recoverable, the Company determines whether impairment has occurred by analyzing an estimate of undiscounted future cash flows at the lowest level for which identifiable cash flows exist. If the estimate of undiscounted cash flows during the estimated useful life of the asset is less than the carrying value of the asset, the Company recognizes a loss for the difference between the carrying value of the asset and its estimated fair value, generally measured by the present value of the estimated cash flows.

INCOME TAXES

Income taxes are accounted for under the asset and liability method, whereby deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or the entire deferred tax asset will not be realized.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

The carrying values of accounts receivable, other receivables, accounts payable, and accrued expenses approximate their fair values due to their short term maturities. The carrying values of the Company's long-term debt approximate their fair values based upon a comparison of the interest rate and terms of such debt to the rates and terms of debt currently available to the Company.

BASIC AND DILUTED EARNINGS PER SHARE ("EPS")

Basic (loss) earnings per share is computed by dividing net income by the weighted average common shares outstanding during a period. Diluted (loss) earnings per share is based on the treasury stock method and includes the effect from potential issuance of common stock such as shares issuable pursuant to the exercise of stock options, assuming the exercise of all stock options. Common share equivalents have been excluded where their inclusion would be anti-dilutive. A reconciliation of the numerators and denominators of basic and diluted (loss) earnings per share for the twelve months ended December 31, 2007 consisted of the following:

                                                           Twelve Months Ended
                                                             December 31, 2007
                                                            Basic       Dilutive
                                                       -----------  ------------
Weighted average number of shares outstanding ........  21,195,959    21,195,959
Common stock equivalent shares (treasury stock method)        --       1,775,627
                                                       -----------   -----------
     Total weighted average and equivalent shares ....  21,195,959    22,971,586
                                                       ===========   ===========
         Net Income .................................. $    64,843   $    64,843
                                                       ===========   ===========
Earnings per share, basic and dilutive ............... $      0.00   $      0.00
                                                       ===========   ===========

During the twelve months ended December 2006, there were no stock options issued.

CONCENTRATIONS

The Company maintains cash balances with financial institutions that at times may exceed the limits insured by the Federal Deposit Insurance Corporation. Cash balances were in excess of these limits at December 31, 2007 by $141,572.

Accounts receivable are uncollateralized, non-interest-bearing customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the oldest unpaid invoices.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects the Company's best estimate of the amounts that may not be collected. This estimate is based on reviews of all balances in excess of 90 days from the invoice date. Based on this assessment of current credit worthiness, the Company estimates the portion, if any, of the balance that will not be collected. Management also considers the need for additional general reserves and reviews its valuation allowance on a quarterly basis.

Accounts receivable at December 31, 2007 are approximated as follows:

Accounts receivable .................   $ 2,699,743
Less: allowance for doubtful accounts      (143,047)
                                        -----------
Accounts receivable, net ............   $ 2,556,696
                                        ===========

STOCK BASED COMPENSATION

The Company accounts for stock and stock options issued for services and compensation to employees under SFAS 123 (r). For non-employees, the fair market value of the Company's stock on the date of stock issuance or option/grant is used. The Company determined the fair market value of the options issued under the Black-Scholes Pricing Model. Under the provisions of SFAS 123(r), share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the employee's requisite service period (generally the vesting period of the equity grant).

NEW ACCOUNTING PRONOUNCEMENTS

In 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 141 (revised 2007) Business
Combinations. This Statement replaces FASB Statement No. 141, Business Combinations. This Statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the Statement.

SFAS No. 141 (revised) is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

In February 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" including an amendment of FASB Statement No. 115 with respect to improvement of financial reporting of certain investments in debt and equity securities. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments.

SFAS No. 159 is effective as of the beginning of the Company's first fiscal year that begins after November 15, 2007. Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

In September  2006,  the  Financial  Accounting  Standards  Board (FASB)  issued
Statement  of  Financial   Accounting   Standard  (SFAS)  No.  157,  Fair  Value

Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.

SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

3         DEPOSITS

In 2005, the Company deposited $90,000 to satisfy a regulatory requirement should the Company decide to close the Lowell location. The funds were invested in marketable securities and has accumulated an unrealized gain of $10,181. With the unrealized gain on this investment, the account balance as of December 31, 2007 is $100,181.

Other deposits in the amount of $18,975 include security deposits on property leases, deposits on bid bonds, and deposits for our hazardous waste transporter permits.

4        GOODWILL AND INTANGIBLE ASSETS

The Company reviews its Goodwill annually at December 31 each year for possible impairment and more frequently if events or changes in circumstances indicate Goodwill might be impaired. The fair value of the Company's reporting units is analyzed using a discounted cash flow valuation approach. The discounted cash flow calculation is made utilizing various assumptions and estimates regarding future revenues and expenses, cash flow and discount rates. The assumptions used are sometimes significantly different than historical results due to the Company's current business initiatives. If the Company fails to achieve results in line with the assumptions used, intangible assets may be impaired. Possible impairment may exist if the fair value computed using the discounted cash flow valuation approach is lower than the carrying amount of the reporting unit (including goodwill). Further analysis would be required if possible impairment exists by comparing the implied fair value of the reporting unit, which is the excess of the fair value of the reporting unit over amounts assigned to the reporting units assets and liabilities, to the carrying amount of goodwill. If the carrying amount of the reporting unit's goodwill is greater than the implied fair value, an impairment loss equal to the difference would be recorded and goodwill would be written down.

On May 10, 2003, GS CleanTech purchased Enviro-Safe Corporation (NE) and Enviro-Safe Corporation. The excess purchase price over the fair value of the net assets acquired was $5.4 million which was recorded as Goodwill. During the years ended December 31, 2004 and 2005, the Company recognized impairment of Goodwill in the amount of $1.4 million and $0.5 million respectively. In May of 2005, GS CleanTech acquired the assets of North Country Environmental Services. The assets were consolidated into the Enviro-Safe Corporation division. The excess purchase price over the fair value of the net assets acquired was $0.5 million which was recorded as Goodwill. On March 19, 2007, GS CleanTech transferred its investment in Enviro-Safe Corporation and Enviro-Safe Corporation (NE) to GS EnviroServices, a subsidiary of GS CleanTech formed for the purpose of entering into a reverse merger with a public shell. As a result of the transaction, the remaining fair value of Goodwill of $4.0 million was transferred to GS EnviroServices. In April of 2007, the Company acquired certain assets of the Remedial Construction Group of Vertex Environmental Services. The excess purchase price over the fair value of the net assets acquired was $0.4 million which was recorded as Goodwill. The assets were consolidated into the Enviro-Safe Corporation division. For the year end December 31, 2007, the Company retained a third party to test for impairment of the Company's Goodwill. Based on the discounted future earnings method utilized, the implied fair value of Goodwill exceeds the reported value. Therefore, as of December 31, 2007, the Company did not record impairment to Goodwill.

Intangible assets at December 31, 2007 include the following:

Permits .....................   $ 216,500
     Accumulated amortization     (49,090)
                                ---------
        Permits, net ........   $ 167,410
                                =========

Amortization of intangible assets was $10,917 and $10,917 for the twelve months ended December 31, 2007 and 2006 respectively. Estimated amortization expense for future years is as follows:

          2008...............   $ 10,917
          2009...............     10,917
          2010...............     10,917
          2011...............     10,917
          2012...............     10,917
          Thereafter.........    112,825
                                 -------
          Total                 $167,410
                                ========

5   PROPERTY AND EQUIPMENT

Property, plant and equipment consist of the following at December 31, 2007:

     Land and building ...........   $   675,000
     Furniture and fixtures ......        50,512
     Machinery & Equipment .......       207,831
     Vehicles ....................     1,033,001
     Computer Equipment ..........        66,478
     Leasehold Improvements ......       158,238
                                     -----------
                                       2,191,060
     Less accumulated depreciation      (747,768)
                                     -----------
 Net fixed assets ................   $ 1,443,292
                                     ===========

6          LINE OF CREDIT

On May 31, 2007, the Company closed on a Demand Line of Credit in the amount of $1,000,000. The principal balance bears interest that fluctuates based on the prime lending rate. As of December 31, 2007, the rate was 7.25%. The line is secured by all assets of the Company. The total amount due is payable upon demand on or before June 30, 2008. The Company also has a Master Letter of Credit Agreement whereby the Bank will secure funds for the Company for certain payment obligations. As of December 31, 2007, there was $747,341 drawn of the line of credit with a $178,097 Letter of Credit commitment. The total amount available on the line of credit as of December 31, 2007 was $74,562. The revolving credit loan agreement includes the following required financial covenants:

     o Total debt to capital funds ratio - at all times during which the loan is available, the Borrower shall maintain a total debt to capital funds ratio not exceeding 3 to 1 calculated as follows: (total liabilities minus subordinated debt) divided by (total net worth minus intangible assets, affiliates receivables, officer receivables plus subordinated debt).

     o Debt Service Coverage - at all times which the loan is available, the Company shall maintain a minimum global debt service coverage ratio of
          1.2 to 1. Debt service coverage ratio shall be defined as the Company's combined earnings before interest, taxes, distributions, and amortization, minus non-recurring income, plus non-recurring expenses, minus cash taxes, minus un-financed capital expenditures, minus dividends, divided by the current maturity of principal for the year and interest expense.

As of December 31, 2007 the Company was in compliance with these covenants.

7   NOTE RECEIVABLE - AFFILIATE

In December 2007, the Company loaned to GreenShift Corporation $350,000. GreenShift is a shareholder of GS EnviroServices. Subsequent to the year ended December 31, 2007, GreenShift Corporation has repaid the loan in full.

8    NOTE PAYABLE - AFFILIATE

On May 11, 2007, the Board of Directors of GS CleanTech Corporation elected to make a capital contribution to the Company. As a result the $585,156 inter company loan balance due from the Company to GS CleanTech was reduced to zero. The total balance was credited to additional paid in capital. GS CleanTech is a majority shareholder of GS EnviroServices.

On September 30, 2007, the Board of Directors of GreenShift Corporation elected to make a capital contribution to the Company. As a result the $513,580 inter-company loan balance and accrued interest of $62,817 due from the Company to GreenShift was reduced to zero. The total balance was credited to additional paid in capital. GreenShift is a shareholder of GS EnviroServices.

9    VEHICLE LOANS

The Company has vehicle loans with varying interest rates from 0% to 11.99%. These loans have maturity dates that range from August 2007 to June 2013. As of December 31, 2007, vehicle notes totaled $485,939 with $179,936 currently due.

The following chart is presented to assist the reader in analyzing the Company's ability to fulfill its fixed debt service requirements as of December 31, 2007:

Year                                                           Amount
-----------------------------------------------------------------------
2008                                                          $153,151
2009                                                           140,432
2010                                                           113,716
2011                                                            58,447
2012 and thereafter                                             20,193
                                                              --------
Total minimum payments due under current and
  long-term obligations                                       $485,939
                                                              ========

10       SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

The following is a summary of supplemental disclosures of cash flow information:

                                                                    2007          2006
                                                               -----------------------
   Cash paid during the year for the following:
Interest - Vehicles ........................................   $   45,847   $   42,028
Interest - Line of Credit ..................................       21,661         --
Income taxes ...............................................        8,512         --
                                                               ----------   ----------
              Total ........................................   $   76,020   $   42,028
                                                               ==========   ==========

Supplemental Schedule of Non-Cash Investing
   and Financing Activities:
Contribution of capital from debt and
   accrued interest due to affiliate ....... ...............   $1,161,553   $     --
Acquisition of equipment and/or vehicles with long-term debt.     219,544       70,917
                                                               ----------   ----------
              Total ........................................   $1,381,097   $   70,917
                                                               ==========   ==========

11        RETIREMENT PLAN

The Company maintains a retirement plan pursuant to Section 401(k) of the Internal Revenue Code for its employees. The Company currently does not provide a matching contribution.

12        RELATED PARTY TRANSACTIONS

In December 2007, the Company loaned $350,000 to Carbonics Capital Corporation (f/k/a GreenShift Corporation). GreenShift was, at that time, a shareholder of GS EnviroServices. Subsequent to the year ended December 31, 2007, GreenShift has repaid this loan in full.

During the twelve months ended December 31, 2007, the Company had revenues of $32,419 with affiliates.

On September 30, 2007, the Board of Directors of GreenShift Corporation elected to make a capital contribution to the Company. As a result the $513,580 inter company loan balance and accrued interest of $62,817 due from the Company to GreenShift was reduced to zero. The total balance was credited to additional paid in capital.

On May 11, 2007, the Board of Directors of GS CleanTech Corporation elected to make a capital contribution to the Company. As a result the $585,156 inter company loan balance due from the Company to GS CleanTech was reduced to zero. The total balance was credited to additional paid in capital.

During the twelve months ended December 31, 2007, the Company paid $4,952 to R. Green Management for services, a company owned and operated by a relative of James F. Green, President and CEO of the Company. There were no transactions with R. Green Management in 2006.

13        INCOME TAXES

The Company provides for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.


The provision for (benefit from) income taxes as of December 31, 2007 and December 31, 2006 consisted of the following:

Current provision:                            2007         2006
                                              ----         ----
     Federal .........................   $  66,520    $ 144,406
     State ...........................       3,268        9,875
                                         ---------    ---------
     Total current provision .........   $  69,788    $ 154,281
                                         =========    =========

Deferred provision for tax:
     Federal .........................   $ (74,728)   $ (17,538)
     State ...........................        --           --
                                         ---------    ---------
     Total deferred provision for tax    $ (74,728)   $ (17,538)
                                         =========    =========

Total provision for (benefit from) tax   $  (4,940)   $ 136,743
                                         =========    =========

The deferred provision (benefit) for income taxes as of December 31, 2007 and December 31, 2006 consisted of the following:


Deferred tax assets:                                  2007        2006
                                                  --------    --------
     Deferred compensation ....................   $(31,011)   $   --
     Equipment and property ...................    (11,256)       --
     Allowance for doubtful accounts receivable    (48,636)    (54,145)
                                                  --------    --------
   Total deferred tax assets ..................   $(90,903)   $(54,145)
                                                  ========    ========
Deferred tax liabilities:
     Equipment and property ...................   $   --      $ 35,365
     Intangibles ..............................       --         1,242
                                                  --------    --------
        Total deferred tax liability ..........   $   --      $ 36,607
                                                  ========    ========

The Company's effective tax rate differs from the U.S. federal statutory income tax rate for the years ended December 31, 2007 and 2006, principally due to the following:

                                                       2007     2006
                                                   -------  --------
Tax provision (benefit) at federal statutory rate     34.0%    34.0%
State taxes, net of federal benefit .............      9.5%     9.5%
Non-deductible stock based compensation .........    (35.6)   (26.1)
Net Operating Loss Carry forward ................     (9.3)     --
Other permanent differences .....................     18.2      --
True-up adjustments to deferred tax assets ......     14.2      9.0
                                                    ------    -----
   Effective tax rate ...........................     31.0%    26.4%
                                                    ======     ====

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry forward period are reduced.

14        ACQUISITIONS

GS EnviroServices follows SFAS No. 141, "Business Combinations." Under this standard, business acquisitions are accounted for under the purchase method and goodwill represents the excess of the purchase price of a business acquisition over the fair market value of the net assets acquired at the date of acquisition. The statement also requires the recognition of acquired intangible assets apart from goodwill if it arises from contractual and other legal rights. If an intangible does not arise from contractual or other legal rights, it shall be recognized as an asset apart from goodwill only if it is capable of being separated or divided from the acquired entity and sold, transferred, licensed, rented, or exchanged.

REVERSE MERGER - TDS (TELEMEDICINE), INC

On March 19, 2007, GS EnviroServices, Inc. and its wholly owned subsidiaries, Enviro-Safe Corporation and Enviro-Safe Corporation (NE) (f/k/a/ Jones Environmental Services (NE) Inc.) entered into an Agreement and Plan of Merger and Reorganization ("Merger") with TDS (Telemedicine), a publicly held corporation. Pursuant to the Agreement, 19,000,000 shares of the Company's common stock were issued to GS CleanTech in exchange for the purchase of GS EnviroServices and its subsidiaries. The individuals who were shareholders of TDS (Telemedicine), Inc. prior to the Merger retained 4,000,000 shares of common stock in the public company. The Merger has been accounted for as a reorganization of entities under common control.

The above transaction has been accounted for as a reverse merger (recapitalization) with GS EnviroServices, Inc. being deemed the accounting acquirer and TDS (Telemedicine) Inc. being deemed the legal acquirer. Accordingly, the historical financial information presented in the financial statements is that of GS EnviroServices, Inc. as adjusted to give effect to any difference in the par value of the issuer's and the accounting acquirer's stock with an offset to additional paid in capital. The basis of the assets and liabilities of GS EnviroServices, Inc. and subsidiaries, the accounting acquirer, has been carried over in the recapitalization.

On May 25, 2007, the Company completed the reincorporation of TDS (Telemedicine) Inc. by changing its state of incorporation from New York to Delaware. Under the Merger Agreement, the Corporation merged with and into its subsidiary, GS EnviroServices, Inc., a Delaware Corporation. As of May 25, 2007, the New York Corporation has ceased to exist and the Delaware Corporation will continue to operate the New York Corporation's business under the name "GS EnviroServices, Inc."

ACQUISITION - VERTEX ENVIRONMENTAL SERVICES, INC.

On April 9, 2007, GS EnviroServices acquired certain assets of the Remedial Construction Group of Vertex Environmental Services, Inc. The Company has incorporated this team of professionals with the field service division of the Company's subsidiary Enviro-Safe Corporation. With this acquisition, the Company will expand operations into the southern New England area with a new Rhode Island facility. We believe this acquisition will enhance and expand our business with minimal capital outlay. This expansion of our existing services through this strategic acquisition will generate incremental revenues from existing and new customers. Operations of this acquisition from the date of acquisition through December 2007 have been included in the Company's consolidated statement of operations. FAS 141, EITF 98-3 and APB 16 addresses financial accounting and reporting for business combinations. In accordance with these statements, the excess purchase price over the assets acquired has been recorded as goodwill. The following table summarizes the acquisition detailed above:

Cash paid directly to seller from Line of Credit   $387,000
     Cash paid directly to seller ..............     43,000
     Closing costs .............................     17,842
                                                   --------
     Total purchase cost .......................   $447,842
                                                   ========

Allocation of purchase price:
     Tools and equipment .......................   $ 26,826
     Goodwill ..................................    421,016
                                                   --------
          Total assets acquired ................   $447,842
                                                   ========

15   COMMITMENTS AND CONTINGENCIES

The Company's corporate headquarters is located in Sandwich, Massachusetts. The Company leases properties in Sandwich, Massachusetts which houses our field services operations and administrative offices. The lease in Sandwich, Massachusetts terminates in May of 2009 with a five year option for renewal. The monthly lease payment for the Sandwich location is $1,575 per month. We lease office space in Milford, Massachusetts which houses our consulting and engineering group. The lease in Milford, Massachusetts terminates in June 2010. The monthly lease payment for the Milford location is $1,800 per month. In May of 2007, we added a new field service location in Smithfield, Rhode Island. The monthly lease payment for the Smithfield location is $2,600 per month and terminates in June 2008. We lease office space in Plainville, Connecticut, which houses our technical services group. The Plainville, Connecticut lease is on a month to month basis. The monthly lease payment for the Plainville location is $2,999 per month. In December 2007, we entered into a ground lease agreement at Olson's Greenhouses in Raynham, Massachusetts. This location houses our equipment as part of our most recent agreement with Olson's Greenhouses for the management of a Class A Recycling Permit for the recycling of on-specification of oil and water. The monthly lease is $6,000 for the Raynham location and terminates in December 2010 with an option to continue yearly thereafter. We have one equipment operating lease with a monthly payment of $578 per month. We own property in Lowell, Massachusetts, the location of our RCRA permitted Treatment, Storage and Disposal Facility (TSDF). The lease obligations are as follows:

     Year                                 Operating Leases
     2008                                $        130,239
     2009                                         107,835
     2010                                          82,800
                                         ----------------
          Total minimum lease payments   $        320,874
                                         ================

MANAGEMENT AGREEMENT

On December 5, 2007, the company entered into a management agreement with Olson's Greenhouses, Inc. located in Raynham, MA. Olson's operates 225,000 square feet of greenhouses, 60 (sixty) acres of outdoor production and has a Class A Recycling Permit for the recycling of one million gallons per year of on-specification of oil and water. The Company has a ground lease at the Raynham location where it has located equipment used to process the oily wastes.

The Services to be provided by Enviro-Safe shall consist generally of:

     o Sales and marketing for specification used oil fuel for recycling at Olson's;
     o Management of delivery and receipt of specification used oil fuel at Olson's;

     o Management of the used oil receiving area at Olson's; o Delivery of specification used oil fuel from receiving area to Olson fuel storage tanks;
     o Transport and disposal of any waters and/or solids removed from specification used oils at licensed off-site disposal facilities; and
     o Project development and planning for additional future recycling activities.

Olson's retains full management and supervisory control over all activities at the Facility, including all activities of Enviro-Safe conducted at the Facility pursuant to this Agreement. Olson retain's all existing permits, approvals and authorizations related to the Facility and shall have the right to conduct such inspections and audits and to take such action that it may deem reasonably necessary to ensure that the Facility is being managed appropriately and in accordance with all such permits, approvals and authorizations and all applicable rules and regulations. It is understood and agreed by Olson and Enviro-Safe that this Agreement, and the business arrangement contemplated herein, shall not be construed or interpreted to, and shall not, constitute a transfer of Olson's permits to operate the Facility.

The Company recognizes revenue from clients disposing of oil and oil/water at the facility. Upon completion of processing the waste, the Company transfers the oil to Olson's Greenhouses who uses the oil to heat their greenhouses at the Raynham location.

This Agreement has an initial term of three (3) years and may be terminated by either party with a sixty (60) day written notification.

In consideration for this agreement, the Company has issued to MC Green, LLC 1,000,000 shares of GS EnviroServices, Inc. stock with a fair value of $100,000 which is included in other assets and is being amortized over the life of the agreement. The unamortized balance as of December 31, 2007 was $97,222. MC Green, LLC is a holding Company for land owned by Olson's Greenhouses.

OTHER CONTINGENCIES

The Company is a plaintiff in a matter where it seeks to recover $32,907 for services performed. The customer filed a counter-claim for an alleged breach of contract in the amount of $116,000. The Company believes that the alleged defaults are without merit and has commenced litigation. Additionally, management believes that the final resolution of this matter will not have a material adverse effect on the Company's financial position, cash flows or results of operations.

In February 2007, the Company received a notice from the state of New York Department of Environmental Conservation that it may be a Potentially Responsible Party in connection with the mandatory clean-up of a treatment site maintained by Frontier Chemical, to whom the Company transferred hazardous materials in the past.

The Company is investigating the matter. However, as of December 31, 2007, a liability has not been ascertained and the amount of loss cannot be reasonably estimated. Therefore, the Company has made no allowance for any financial responsibility at this time.

The Company is subject to various regulatory requirements, including the procurement of requisite licenses and permits at its facilities. These licenses and permits without which the Company's operations would be adversely affected are subject to periodic renewal. The Company anticipates that, once a license or permit is issued with respect to a facility, the license or permit will be renewed at the end of its term if the facility's operations are in compliance with the applicable regulatory requirements.

The Company owns property in Lowell, Massachusetts, the location of our RCRA permitted TSDF facility. Per the requirements of the permit associated with the operation of this facility, a third party evaluation is conducted on a yearly basis to evaluate the costs associated with the retirement of this asset. Per the outcome of this evaluation, the Company deposited $90,000 to satisfy a regulatory requirement for the closure of the Lowell location. The funds were invested in marketable securities and have accumulated an unrealized gain of $10,181. With the unrealized gain on this investment, the account balance as of December 31, 2007 is $100,181.

Under the Company's insurance programs, coverage is obtained for catastrophic exposures, as well as those risks required to be insured by law or contract. There is a $2,500 deductible per occurrence for environmental impairments. Environmental liability insurance is carried with policy limits of $1,000,000 per occurrence and $2,000,000 aggregate.

GUARANTEE AGREEMENTS

On October 31, 2006 GreenShift Corporation (f/k/a GS CleanTech Corporation), which was at that time a majority shareholder of the Company, guaranteed the following obligations:

     o 14-month Term Note in the principal amount of $6,000,000 issued by NextGen Acquisition, Inc., to Stillwater Asset-Based Fund, LP;

     o 3-year Secured Convertible Debenture in the principal amount of $13,000,000 issued by GS AgriFuels Corporation to Cornell Capital Partners, LP.

GS CleanTech's guaranty was secured by a pledge of all its assets including the assets of the Company. GS AgriFuels Corporation is a subsidiary of GS CleanTech. NextGen Acquisition, Inc. is a subsidiary of GS AgriFuels Corporation.

On March 19, 2007, Cornell Capital Partners, LP and Stillwater Asset-Based Fund, LP consented to subordinate their security interests in the assets of Enviro-Safe Corporation and Enviro-Safe Corporation (NE) to a credit facility with a bank which was executed on May 31, 2007.

On January 25, 2008, GS COES (Yorkville I), LLC, a subsidiary of GreenShift, closed on the terms of a Credit Agreement with YA Global Investments, LP ("YAGI"). The Credit Agreement will make funds available to GS COES (Yorkville
I) for the purpose of constructing and installing corn oil extraction systems that have been ordered by several ethanol manufacturers. The funds available will equal $10 million less the outstanding balance due at the time of borrowing from NextGen Fuels, Inc. to Stillwater Asset-Based Fund, LP. In connection with that transaction, GS EnviroServices guaranteed all of the liabilities of GreenShift and its affiliates to YAGI. However, pursuant to a Side Letter Agreement dated January 11, 2008, the GS EnviroServices guarantee was capped at $1,500,000 (See Note 18 (Subsequent Events) for complete details).

EMPLOYMENT AGREEMENTS

The Company is party to an employment agreement with James Green, which agreement calls for an annual base salary of $175,000, and reimbursement of expenses, use of a Company automobile, periodic bonuses, three weeks vacation and participation in any employee benefits provided to all employees of the Company. Mr. Green is the President and CEO of GS EnviroServices.

The Company is party to an employment agreement with Doris Christiani, which agreement calls for an annual base salary of $100,000, and reimbursement of expenses, periodic bonuses, three weeks vacation and participation in any employee benefits provided to all employees of the Company. Ms. Christiani is the Chief Financial Officer of GS EnviroServices, Inc.

The Company is party to an employment agreement with Steven Powers, which agreement calls for an annual base salary of $115,000, use of a Company automobile, reimbursement of expenses, periodic bonuses, three weeks vacation and participation in any employee benefits provided to all employees of the Company. Mr. Powers is the President of Enviro-Safe Corporation NE, a subsidiary of GS EnviroServices, Inc.

The Company is party to an employment agreement with Ross Hartman, which agreement calls for an annual base salary of $115,000, use of a Company automobile, reimbursement of expenses, periodic bonuses, three weeks vacation and participation in any employee benefits provided to all employees of the Company. Mr. Powers is the President of Enviro-Safe Corporation, a subsidiary of GS EnviroServices, Inc.

16        STOCKHOLDERS EQUITY

STOCK OPTIONS

The Company accounts for stock and stock options issued for services and compensation by employees under SFAS 123(r). For non-employees, the fair market value of the Company's stock on the date of stock issuance or option/grant is used. The Company determined the fair market value of the options issued under the Black-Scholes Pricing Model. Under the provisions of SFAS 123(r), share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the employee's requisite service period (generally the vesting period of the equity grant).

On March 12, 2007, the Company issued 3,070,000 stock options to employees. On May 17, 2007 an additional 200,000 stock options were issued. In the fourth quarter 2007, 200,000 stock options were forfeited and 200,000 stock options were issued. There were no stock options issued in 2006. The options have a three year vesting term and are forfeitable by the employee if employment is terminated prior to vesting. The options granted have a 5 year contractual life and will vest 33.3% on each anniversary date of the grant until fully vested.

The fair value of the stock options granted is $332,642. Each stock option award is estimated as of the date of grant using a Black-Scholes option valuation model that uses the assumptions noted in the table below. To address the lack of historical volatility data for the Company, expected volatility has been estimated based on volatilities of peer companies. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The following weighted average assumptions were used in the fair market value calculation:

 Expected volatility                                       143%
 Expected dividends                                          --
 Expected term                                          5 years
 Risk-Free interest rate                                  4.52%

A summary of option activity as of December 31, 2007 is presented below:
                                                                                        Weighted Average
                                                              Weighted Average     Remaining Contractual
                Options                            Shares       Exercise Price           Term (in years)
-----------------------------------------   --------------    ------------------------------------------
Outstanding at January 1, 2007 ..............          --        $        --                      --
   Granted ..................................   3,470,000        $      0.06                    4.25
   Exercised ................................          --        $        --                      --
   Forfeited or expired .....................     200,000        $      0.06                      --
                                             ------------------------------------------------------------
Outstanding at December 31, 2007.............   3,270,000        $      0.06                    4.25
                                             ------------------------------------------------------------
 Exercisable at December 31, 2007                      --        $       --                       --
                                             ============================================================

A summary of the status of the  Company's  non-vested  shares as of December 31,
2007 and changes during the period then ended is presented below:
              Nonvested Shares                                Shares                      Weighted Average
                                                                                      Grant Date - Fair Value
---------------------------------------------     ------------------------------  ---------------------------
 Nonvested at January 1, 2007                                                --                            --
    Granted                                                           3,470,000                          0.10
    Vested                                                                   --                            --
    Forfeited                                                           200,000                            --
                                                  ------------------------------    --------------------------
 Nonvested at December 31, 2007                                       3,270,000                          0.10
                                                  ==============================    ==========================

There was $253,946 of unrecognized compensation cost related to the stock options granted as of December 31, 2007. Total compensation expense recognized related to non-vested stock during the period ended December 31, 2007 was $91,208. The unrecognized compensation cost is expected to be recognized using the straight-line method over the requisite service period. There were no stock options issued in 2006.

COMMON STOCK ISSUED FOR REVERSE MERGER

On March 19, 2007, GS EnviroServices, Inc. and its wholly owned subsidiaries, Enviro-Safe Corporation and Enviro-Safe Corporation (NE) (f/k/a/ Jones Environmental Services (NE) Inc.) entered into an Agreement and Plan of Merger and Reorganization ("Merger") with TDS (Telemedicine), a publicly held corporation. Pursuant to the Agreement, 19,000,000 shares of the Company's common stock were issued to GS CleanTech in exchange for the purchase of GS EnviroServices and its subsidiaries. The Merger has been accounted for as a reorganization of entities under common control (See Acquisitions - Reverse Merger).

COMMON STOCK ISSUED FOR MANAGEMENT AGREEMENT

On December 5, 2007, the Company entered into an environmental services and management agreement with Olson's Greenhouses, Inc. located in Raynham, MA. In consideration for this agreement, the Company has issued to MC Green, LLC 1,000,000 shares of GS EnviroServices, Inc. stock with a fair value of $100,000. These shares are restricted and subject to the requirements of SEC Rule 144. MC Green, LLC is a holding Company for land owned by Olson's Greenhouses (see Commitments and Contingencies - Management Agreement).

17    SEGMENT INFORMATION

The Company has two reportable segments:

     o    Transportation  and Disposal Services - transportation,  distribution,
          recycling  and  disposal   services  specific  to  the  materials  and
          processes of our clients, for a wide range of industrial wastes.

     o Field Services - remedial, industrial cleaning and other related services for our clients at their sites and facilities.

Our transportation and disposal services are provided through several service centers where our fleet of trucks are dispatched to pick up customers' waste and then to deliver waste to a permitted facility. From the service centers, lab pack chemists are also dispatched to a customer location for the collection of chemical waste for disposal. This segment also provides effective management of household hazardous wastes as part our of Household Hazardous Waste collection programs.

Our Field Services division offers environmental contracting services including remediation construction, PCB management & disposal, petroleum equipment construction, tank cleaning and removal, and vacuum truck services. Our engineering group provides a variety of services including site assessment, soil and groundwater remediation, RCRA reporting, and LSP Services.

The Company markets these services through its sales staff. Each division's sales staff supports the other division leading to work in other service areas. Corporate expenses are not allocated to the Company's two operating segments and are presented herein as the "Corporate" division. Corporate general and
administrative   expenses  include  typical   corporate  items  such  as  legal,
accounting and other items of a general corporate nature. Other Corporate expenses include interest from the Line of Credit, income taxes, and stock based compensation.

Performance  of the  segments  is  evaluated  on several  factors,  of which the primary financial measure is operating income before interest, taxes, depreciation, amortization, (gain) loss on disposal of assets, and other (income) expense. The following table presents information used by management by reported segment. Revenues from Transportation and Disposal Services and Field Services consist principally of external revenue from customers. Transactions between the segments are accounted for at the Company's estimate of fair value based on similar transactions with outside customers and have been eliminated from the table presented below.


Twelve months ended:               Corporate       Transportation  Field Services       Total
                                                     & Disposal
                                   -----------------------------------------------------------
December 31, 2007
  Revenue .......................   $       --      $ 10,002,911   $  5,283,153   $ 15,286,064
  Cost of Sales .................           --         7,200,129      3,762,052     10,962,181
                                    ------------    ------------   ------------   ------------
     Gross Profit ...............           --         2,802,782      1,521,101      4,323,883

  SG&A Expense ..................      1,182,398       1,847,645      1,157,543      4,187,586
                                    ------------    ------------   ------------   ------------
     Net income (loss) operations     (1,182,398)        955,137        363,558        136,297

Depreciation and Amortization ...           --            73,068        211,200        284,268
                                    ------------    ------------   ------------   ------------
     Adjusted EBITDA ............   $ (1,182,398)   $  1,028,205   $    574,758   $    420,565
                                    ============    ============   ============   ============


December 31, 2006
  Revenue .......................   $       --      $ 10,229,276   $  3,690,563   $ 13,919,839
  Cost of Sales .................           --         7,418,908      2,847,007      10,265,91
                                    ------------    ------------   ------------   ------------
  Gross Profit ..................           --         2,810,368        843,556      3,653,924

  SG&A expense ..................      1,340,926       1,797,145        751,665      3,889,736
                                    ------------    ------------   ------------   ------------
 Net income (loss)operations ....     (1,340,926)      1,013,223         91,891       (235,812)

Depreciation and amortization ...           --            74,898        158,727        233,625
                                    ------------    ------------   ------------   ------------
     Adjusted EBITDA ............   $ (1,340,926)   $  1,088,121   $    250,618   $     (2,187)
                                    ============    ============   ============   ============

18   SUBSEQUENT EVENTS

COMMON STOCK ISSUED FOR SERVICES

In December 2007, the Company accrued $286,000 for stock based compensation for key employees and consulting services performed in 2007. The $286,000 is listed as a current liability on the balance sheet. On February 1, 2008, the Company issued 4,400,000 shares of common $0.065/share. These shares were registered on Form S-8 in February of 2008 in accordance with the Securities Act of 1933 of securities to be offered to employees pursuant to employee benefit plans.

RESIGNATION AND APPOINTMENT - CHAIRMAN OF THE BOARD

On January 31, 2008 Kevin Kreisler resigned from his position as a member of the Board of Directors of GS EnviroServices, Inc. and from his position as Chairman of the Board. On the same day, James F. Green accepted appointment to serve as Chairman of the Board.

GS CLEANTECH STOCK PURCHASE

On January 25, 2008, GS EnviroServices entered into a Stock Purchase Agreement with GS CleanTech Corporation, which owned 15 million shares of the common stock of GS EnviroServices, representing 53% of the outstanding shares. The Agreement provided that GS EnviroServices would repurchase 8,733,333 shares of GS EnviroServices common stock from GS CleanTech. In exchange, GS EnviroServices issued a $2,000,000 convertible debenture to YA Global Investments, LP ("YAGI"), and YAGI cancelled $2,000,000 of indebtedness owed to it by GS CleanTech.

The Stock Purchase Agreement, combined with a letter agreement between GS EnviroServices and YAGI, further provides that if GS EnviroServices pays $1,000,000 to YAGI on or before May 1, 2008, then the remaining 6,266,667 shares of GS EnviroServices owned by GS CleanTech will be transferred to GS EnviroServices.

As part of these transactions, GS CleanTech granted a proxy to the board of directors of GS EnviroServices authorizing the board to vote the shares of GS EnviroServices now in the name of GS CleanTech. The proxy with respect to the 8,733,333 shares exchanged for $2,000,000 terminates in the event of a default by GS EnviroServices of its loan obligations to YAGI. The proxy with respect to the 6,266,667 shares will terminate on May 1, 2008.

Convertible Debenture

The Secured Convertible Debenture that GS EnviroServices issued to YAGI bears interest at 10% per annum, payable monthly. Principal payments will be due as follows:

     o    $1,000,000 due on February 11, 2008;

     o $27,777.77 due on March 10, 2008 and on the first business day of every month thereafter (although YAGI may defer any such monthly payment to the Maturity Date);

     o    the balance due on February 11, 2009 (the "Maturity Date").

The Debenture provides that GS EnviroServices will be entitled to redeem the Debenture at any time when the closing bid price for its common stock is less than $.05 and no event of default has occurred. However, the Letter Agreement described under "Guarantees" below provides that GS EnviroServices may redeem the Debenture in full on or before May 10, 2008 if it makes the $1,000,000 payment for the 6,266,667 shares purchased from GS CleanTech under the Stock Purchase Agreement described above.

YAGI may convert the accrued interest and principal into GS EnviroServices common stock at a conversion rate equal to the lesser of $.05 or 80% of the lowest closing bid price for the 30 trading days preceding conversion. However, at no time may YAGI beneficially own more than 4.99% of the outstanding shares of GS EnviroServices common stock. The conversion feature on this debenture due to YAGI is variable based on trailing market prices and contains an embedded derivative. On February 11, 2008, the Company paid the $1,000,000 principal payment and redeemed 4,366,667 shares. A note discount of $1,125,000 and a derivative liability of $1,125,000 were recorded at the assumption date.

Guarantees

On January 25, 2008, in connection with the transactions described above, GS CleanTech completed a financing that resulted in GS EnviroServices becoming the guarantor of up to $1,500,000 in debts owed by several of its affiliates, pursuant to a Global Guaranty Agreement dated January 11, 2008. The beneficiary of the guarantees was YA Global Investments, LP ("YAGI"), which committed to extend credit to those affiliates. The Global Guaranty Agreement was modified by a letter agreement between YAGI and GS EnviroServices dated January 11, 2008. The Letter Agreement provides that the liability of GS EnviroServices under the Global Guaranty Agreement will be limited to $1.5 million plus any costs of collection. In addition, the potential liability will be further reduced by the amount of any proceeds realized by YAGI from the sale of shares pledged by GS CleanTech pursuant to the Amended Forbearance Agreement described below. The Letter Agreement also provides that:

     o if GS EnviroServices pays YAGI $1,000,000 on or before May 10, 2008, the 6,266,666 shares identified below as "GS Pledged Shares Pool 1" will be released from the pledge;

     o if GS EnviroServices satisfies the $1,000,000 payment obligation under its Debenture due on February 11, 2008, one-half of the 8,733,333 shares identified below as "GS Pledged Shares Pool 2" will be released from the pledge; and

     o when the Debenture issued by GS EnviroServices to YAGI is satisfied, all of the shares in GS Pledged Shares Pool 2 will be released from the pledge.

If, therefore, GS EnviroServices pays $3 million (plus interest on the Debenture) on or before May 10, 2008, then it will be relieved of its guaranty obligations. If it does not make that payment, then its total potential liability to YAGI will consist of its obligations under the $2 million Debenture and its guaranty of up to $1.5 million of its affiliates' debts.

On February 11, 2008, GS EnviroServices paid the $1,000,000 principal payment due on February 11, 2008.

Stock Issuance

To induce YAGI's entry into the Letter Agreement and other transactions recited in this Report, GS EnviroServices issued two million shares of its common stock to YAGI. This stock was issued on January 17, 2008 at $0.07/share. The Company recorded a $140,000 expense in January of 2008 for this stock issuance.

CONVERTIBLE DEBENTURES

On February 11, 2008, the Company accepted $800,000 from key employees and investors. The proceeds were used to complete the $1,000,000 due to YAGI on February 11, 2008. The remaining $200,000 was drawn from the Company's Line of Credit. James F. Green, President and CEO contributed a total of $400,000. Mr. Green converted $200,000 into 4,366,667 shares of stock at $0.45/share.


On February 11, 2008, GS EnviroServices accepted loans from the following individuals:


          $200,000     James F. Green, President and CEO

          $100,000     Doris Christiani, Chief Financial Officer

          $100,000     Steven Powers, President, Enviro-Safe Corporation (NE)

          $100,000     Ross Hartman, President, Enviro-Safe Corporation

          $100,000     Private investor


In consideration for the above loans, the Company issued each party a Convertible Debenture for the face value on February 11, 2008. The conversion price on the Debentures is the lesser of $0.06 or eighty percent (80%) of the lowest Closing Bid Price of the Common Stock during the thirty (30) trading days immediately preceding the Conversion Date. The Debentures bear interest at 10% per annum, payable monthly. The principal balance is due and payable on February 11, 2010. The conversion feature on these debentures is variable based on trailing market prices and contain embedded derivatives. A $870,000 note discount and $870,000 derivative liability in aggregate were recorded at the assumption date.

In a side letter agreement, the Company has agreed to the following:

     1. In the event the Company prepays the Convertible Debentures, there will be a 20% pre-payment penalty.

     2. In the event the Company receives additional financing greater than $1,000,000 within 60 days of the date of the Convertible Debenture, all parties agree to convert at the conversion rate defined in the Convertible Debenture.

     3. In the event of conversion, the Company will pay the equivalent interest as if there was no conversion for a period of two years.

On February 11, 2008, in consideration of their investment in the Convertible Debentures, the holders of the $600,000 convertible debentures were granted 600,000 warrants, which entitle the holders to purchase 600,000 common shares of the Company at an exercise price of $0.10 per share, and expire on February 11, 2018. In accordance with APB 14, "Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants," $44,484, representing the relative fair value of the warrants at the issuance date, was allocated to additional paid in capital.

                             GS ENVIROSERVICES, INC.
                             14B Jan Sebastian Drive
                               Sandwich, MA 02563
                               Tel: (508) 888-5478

                               NOTICE OF ACTION BY
                         WRITTEN CONSENT OF SHAREHOLDERS





                                   APPENDIX B:


                        Unaudited Pro Forma Balance Sheet
                                       of
                             GS EnviroServices, Inc.

                                GS ENVIROSERVICES
                        UNAUDITED PRO FORMA BALANCE SHEET
                                DECEMBER 31, 2007

The following unaudited pro forma balance sheet gives effect, as if they happened on December 31, 2007, to the following events that occurred after December 31, 2007:

     - The issuance to YA Global Investments, LP ("YAGI") of a $2 million convertible debenture in order to redeem shares of GS EnviroServices common stock owned by GreenShift Corporation;
     -    The issuance of 2,000,000 shares of common stock to YAGI;
     - The payment of $1,000,000 in partial satisfaction of the debenture issued to YAGI; and
     -    The sale of $800,000 of convertible debentures to related parties.

The following unaudited pro forma balance sheet also gives effect, as if they happened on December 31, 2007, to the following events that will occur no less than 20 days after this Information Statement is mailed to the shareholders of GS EnviroServices, Inc.:

     - The sale by GS EnviroServices to Triumvirate of substantially all of its assets;
     -    The payment of $200,000 to YAGI to redeem 2,000,000 common shares;
     -    The payment of $1,000,000 to satisfy the YAGI debenture;
     -    The  payment  of  $1,000,000  to  YAGI  to  obtain   release  from  GS
          EnviroServices guarantee of affiliate debt; and
     -    The satisfaction of the $800,000 in related party debentures.

Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma balance sheet. However, the unaudited pro forma balance sheet may not be indicative of the financial position that the Company would have enjoyed if the events had actually occurred on December 31, 2007, and may also no be an accurate reflection of the financial position that the Company will enjoy when the Transaction is completed.

                                GS ENVIROSERVICES
                        UNAUDITED PRO FORMA BALANCE SHEET
                                DECEMBER 31, 2007
                                                                     GS
                                                               EnviroServices                               Pro Forma
                                                                 Historical         Pro Forma                Balance
                                                                Balance Sheet      Adjustments     Notes      Sheet
     ----------------------------------------------------- -- ------------------ ---------------- -------- -------------
     ASSETS:
     Current assets
        Cash                                                        $   241,572      $   800,000    (a)       $ 892,659
                                                                             --        (800,000)    (c)              --
                                                                             --        5,000,000    (g)              --
                                                                             --      (4,107,341)    (g)              --
                                                                             --        (241,572)    (g)              --

        Accounts receivable, net                                      2,556,696      (2,556,696)    (g)              --
        Loan Due from affiliate                                         351,480               --                351,480
        Deferred taxes                                                   79,647         (48,636)    (g)          31,011
        Prepaid expenses and other current assets                        59,432          (5,100)    (g)          54,332
                                                              ------------------ ---------------- -------- -------------
            Total current assets                                      3,288,827      (1,959,345)              1,329,482

        Property and equipment, net                                   1,443,292      (1,443,292)    (g)              --

        Other Assets:
        Deposits                                                        119,156        (119,156)    (g)              --
        Permits, net                                                    167,410        (167,410)    (g)              --
        Other assets                                                     97,222         (97,222)    (g)              --
        Deferred taxes                                                   11,256         (11,256)    (g)              --
        Goodwill                                                      4,431,319      (4,431,319)    (g)              --
                                                              ------------------ ---------------- -------- -------------
        Total other assets                                            4,826,363      (4,826,363)                     --

            Total assets                                           $  9,558,482   $  (8,229,000)            $ 1,329,482
                                                              ================== ================ ======== =============
     LIABILITIES:
     Current Liabilities:
        Accounts Payable                                           $  1,831,988    $ (1,785,955)    (g)       $  46,033
        Income tax payable                                               69,788         (69,788)    (g)              --
        Accrued Expenses                                                387,510        (326,593)    (g)          60,917
        Accrued stock based compensation                                286,000               --                286,000
        Convertible debentures - related party and other                     --          800,000    (a)              --
                                                                             --        (200,000)    (e)              --
                                                                             --          200,000    (f)              --
                                                                             --        (800,000)    (g)              --

        Convertible Debenture YAGI                                           --        2,000,000    (b)              --
                                                                             --      (1,000,000)    (c)              --
                                                                             --        1,200,000    (d)              --
                                                                             --      (2,200,000)    (g)              --

                                                                     GS
                                                               EnviroServices                               Pro Forma
                                                                 Historical         Pro Forma                Balance
                                                                Balance Sheet      Adjustments     Notes      Sheet
        -------------------------------------------------- -- ------------------ ---------------- -------- -------------
        Line of credit                                                  747,341          200,000    (c)              --
                                                                             --        (947,341)    (g)              --

        Current maturities of long term debt                            179,936        (179,936)    (g)              --
                                                              ------------------ ---------------- -------- -------------
        Total current liabilities                                     3,502,563      (3,109,613)                392,950

        Long term debt, net of current maturities                       306,003        (306,003)    (g)              --
                                                              ------------------ ---------------- -------- -------------
        Total liabilities                                             3,808,566      (3,415,616)                392,950

     STOCKHOLDERS' EQUITY:
        Common Stock                                                     26,185            2,000    (h)          26,185
                                                                             --          (2,000)    (i)              --

        Treasury stock                                                       --        (786,000)    (b)      (1,350,000)
                                                                             --        (564,000)    (d)              --
                                                                             --          393,000    (e)              --
                                                                             --        (393,000)    (f)              --

        Additional paid in capital                                    6,631,611          138,000    (h)       6,631,611
                                                                             --        (138,000)    (i)              --

        Unrealized gain on investment                                    10,181         (10,181)                     --

        Retained Deficit                                              (918,061)      (1,214,000)    (b)     (4,371,264)
                                                                             --        (636,000)    (d)              --
                                                                             --        (193,000)    (e)              --
                                                                             --          193,000    (f)              --
                                                                             --      (1,603,203)    (g)              --
                                                                             --        (140,000)    (h)              --
                                                                             --         140,000     (i)              --
                                                              ------------------ ---------------- -------- -------------
        Total stockholders' equity                                    5,749,916      (4,813,384)                936,553
                                                              ------------------ ---------------- -------- -------------
TOTAL LIABILITES & STOCKHOLDERS EQUITY                             $  9,558,482   $  (8,229,000)            $ 1,329,482
                                                              ================== ================ ======== =============

(a)      Related party and investor convertible debentures
(b)      YA Global Investments, LP ("YAGI") $2.0 million convertible debenture
(c)      $1.0 million payment to YAGI
(d)      YAGI $1.2 million side letter agreement
(e)      Related party conversion of convertible debenture
(f)      Rescinded related party conversion of convertible debenture
(g)      Sale of subsidiaries and allocation of proceeds
(h)      YAGI issuance of 2.0 million shares of common stock
(i)      YAGI return of 2.0 million shares of common stock